Exhibit 32.04

CERTIFICATION PURSUANT TO SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Ilon Wu, certify that (i) the Annual Report of Global Macro Trust (the “Trust”) on Form 10-K for the period ended December 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

/s/ Ilon Wu
Ilon Wu
Chief Financial Officer
Millburn Ridgefield Corporation
Managing Owner, Global Macro Trust
April 14, 2020